EXHIBIT 99.1
Element Solutions Inc
Reports Record Second Quarter 2026 Financial Results

•Net sales of $978 million, an increase of 56% on a reported basis and 15% on an organic basis from the second quarter of 2025
•Reported net income of $77 million, compared to $48 million in the same period last year, an increase of 63% on a reported basis and net income margin of 7.9%, compared to 7.6% in the same period last year
•Adjusted EBITDA of $184 million, compared to $136 million in the same period last year, an increase of 35% on a reported basis and 33% on a constant currency basis
•Adjusted EBITDA margin increased to 27.8% from 26.6% in the same period last year
•Second quarter 2026 Cash flows from operating activities of $100 million and free cash flow of $74 million
Miami, Fla., July 27, 2026 -- Element Solutions Inc (NYSE:ESI) (“Element Solutions” or the “Company”), a global and diversified specialty chemicals technology company, today announced its financial results for the three and six months ended June 30, 2026.
Executive Commentary
Chief Executive Officer Benjamin Gliklich commented, “Element Solutions delivered a record quarter of revenue, adjusted EBITDA and adjusted EPS. Our strategic execution – marrying operational excellence and prudent capital allocation – continues to generate exceptional profit growth. Core markets remain healthy, and customer engagements continue to accelerate to meet our supply chain’s ever-more challenging technical roadmaps. The organic outlook for the year improved over the course of the second quarter as reflected in our increased full year adjusted EBITDA guidance, while progress against strategic priorities, including the Micromax integration and Kuprion scale up, reinforces our confidence in the long-term trajectory for the Company.”

Mr. Gliklich continued, “Our proposed transaction with Solstice intends to accelerate value creation by forming a stronger, more differentiated electronics portfolio and unlocking compelling synergies. Element Solutions' market leadership positions and strong, entrepreneurial culture complement Solstice's operational expertise and process discipline. Our combined company is poised to create significant long-term value, leading the market in profitability and cash flow generation with many years runway of double digit earnings growth.”
Second Quarter 2026 Highlights (compared with second quarter 2025)
•Net sales on a reported basis for the second quarter of 2026 were $978 million, an increase of 56% over the second quarter of 2025. Organic net sales increased 15%.
◦Electronics: Net sales increased 75% to $767 million, including 29% from acquisitions. Organic net sales increased 20%.
◦Specialties: Net sales increased 14% to $211 million, including 9% from acquisitions net of divestitures. Organic net sales increased 3%.
•Second quarter of 2026 earnings per share (EPS) performance:
◦GAAP diluted EPS was $0.32, as compared to $0.20 for the same period last year.
◦Adjusted EPS was $0.47, as compared to $0.37 for the same period last year.
•Reported net income for the second quarter of 2026 was $77 million, as compared to $48 million for the second quarter of 2025, an increase of 63%.
◦Net income margin increased by 30 basis points to 7.9%.

•Adjusted EBITDA for the second quarter of 2026 was $184 million, as compared to $136 million for the second quarter of 2025. On a constant currency basis, adjusted EBITDA increased 33%.
◦Electronics: Adjusted EBITDA was $142 million, an increase of 47%. On a constant currency basis, adjusted EBITDA increased 44%. The Micromax business had a positive impact of 31% on constant currency adjusted EBITDA growth.
◦Specialties: Adjusted EBITDA was $42 million, an increase of 7%. On a constant currency basis, adjusted EBITDA increased 4%. The EFC Gases & Advanced Materials business had a positive impact of 10% on constant currency adjusted EBITDA growth.
◦Adjusted EBITDA margin increased by 120 basis points to 27.8%.
Updated 2026 Guidance
The Company now expects full year 2026 adjusted EBITDA to be in the range of $690 million to $710 million, inclusive of expected contributions from the Micromax and EFC acquisitions on a full-year basis and assuming stable exchange rates and metal prices, and an adjusted EPS growth rate of approximately 20%. In addition, the Company expects third quarter 2026 adjusted EBITDA to be approximately $180 million.
Recent Developments
Solstice Transaction - On July 6, 2026, the Company and Solstice entered into an Agreement and Plan of Merger for the acquisition of the Company by Solstice. Upon completion of the merger, each issued and outstanding share of the Company's common stock, except for treasury shares and certain other exceptions, will be exchanged for (i) 0.5 shares of Solstice common stock and (ii) $10.00 in cash, without interest, plus cash in lieu of any fractional shares. The proposed transaction is expected to close in the first half of 2027 and is subject to customary closing conditions and regulatory approvals.
Conference Call
Element Solutions will host a webcast/dial-in conference call to discuss its 2026 second quarter financial results at 8:30 a.m. (Eastern Time) on Tuesday, July 28, 2026. Participants on the call will include Chief Executive Officer Benjamin H. Gliklich and Chief Financial Officer Carey J. Dorman.
To listen to the call by telephone, please dial +1 833-461-5787 and provide the Conference ID: 944 148 357. The call will be simultaneously webcast at www.elementsolutionsinc.com. A replay of the call will be available after completion of the live call at www.elementsolutionsinc.com.
About Element Solutions
Element Solutions Inc is a leading global specialty chemicals technology company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, these innovative solutions enable customers' manufacturing processes in multiple high-value industries, including semiconductor fabrication, high-performance computing, automotive systems, consumer electronics, power electronics, communications and data storage infrastructure, aerospace and defense, industrial surface finishing and offshore energy.
More information about the Company is available at www.elementsolutionsinc.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "assume," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "aim," "can have," "likely," "potential," "target," "hope," "goal," "priority," "guidance" or "confident" and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the Company's investments; customer innovation; expected benefits of recent acquisitions, including their contributions to the Company's full year 2026 adjusted EBITDA; metals prices volatility; capital deployment; profitability; market trends; conditions and demand expectations; third quarter and full year 2026 guidance for adjusted EBITDA; full year 2026 adjusted EPS growth expectations; expected benefits from the Solstice transaction, including the potential synergies and the increase in profitability, cash flow generation and earnings growth; and the expected closing of the Solstice transaction. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Such projections and statements are based on the assessment of information available as of the current date, and the Company does not undertake any obligations to provide any further updates. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the war in Ukraine, the Iran conflict and other hostilities in the Middle-East as well as actions in response thereto and their impact on market conditions and the global economy; increases in tariffs and/or imposition of new tariffs and other changes in trade policy, in the U.S. and other countries, and other economic factors that may affect cost structure and demand, including the cost and availability of raw materials and precious metals; capital requirements and need for and availability of financing; the impact of government regulations on our ability to conduct operations; the impact of changes to privacy, cybersecurity, environmental, global trade, tax and other governmental regulations; impairments, including those on goodwill and other intangible assets; price volatility and cost environment; inflation and fluctuations in foreign exchange rates; the Company's liquidity, cash flows and capital allocation; funding sources; capital expenditures; outstanding debt and debt leverage ratio; shares repurchases; debt and/or equity issuance or retirement; expected returns to stockholders; the impact of acquisitions, divestitures, restructurings, refinancings, impairments and other unusual items, including the Company's ability to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives; the completion of the Solstice transaction on the anticipated terms and timing, including obtaining stockholder, regulatory and other approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, future prospects, business and management strategies, expansion and growth of Solstice’s and the Company’s businesses and other conditions to the completion of the proposed transaction; failure to realize the anticipated benefits of the Solstice transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of delay in completing the Solstice transaction; Solstice’s ability to integrate Element Solutions’ operations and product lines or due to unexpected costs, liabilities or delays; the ability of the parties to obtain or consummate financing related to the Solstice transaction upon acceptable terms or at all; the risk of a downgrade of the credit rating of Solstice’s indebtedness; a material adverse change in the financial condition of the Company, Solstice or the combined company; potential litigation relating to the proposed transaction that could be instituted against the Company, Solstice or their respective directors; the Company’s or Solstice’s ability to implement their business strategies; the risk that disruptions from the proposed transaction will harm the Company’s or Solstice’s respective businesses, including current plans and operations; the ability of the Company or Solstice to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; risks associated with third party contracts containing consent and/or other provisions triggered by the Solstice transaction; potential business uncertainty, including changes to existing business relationships, during the pendency of the Solstice transaction that could affect the Company’s and/or Solstice’s financial performance; restrictions during the pendency of the Solstice transaction that may impact the Company’s or Solstice’s ability to pursue certain business opportunities or strategic transactions; and the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger between the Company and Solstice. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in the Company's periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information and Where to Find It

In connection with the proposed transaction, Solstice intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the shares of Solstice’s common stock to be issued in the proposed transaction and a joint proxy statement for Solstice’s and Element Solutions’ respective stockholders (the “Joint Proxy Statement/Prospectus”). The definitive Joint Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of Solstice and Element Solutions after it is declared effective. Each of Solstice and Element Solutions may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This communication is not a substitute for the Registration Statement, the Joint Proxy Statement/Prospectus or any other document that Solstice or Element Solutions may mail to their respective stockholders in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF SOLSTICE AND ELEMENT SOLUTIONS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SOLSTICE, ELEMENT SOLUTIONS, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Solstice or Element Solutions through the website maintained by the SEC at http://www.sec.gov or from Solstice at its website, https://www.solstice.com/, or from Element Solutions at its website, https://www.elementsolutionsinc.com/ (information included on or accessible through the SEC website or either of Solstice’s or Element Solutions’ website is not incorporated by reference into this communication).

Participants in Solicitation

Solstice and Element Solutions and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Solstice and Element Solutions in connection with the proposed transaction.

Information about the interests of the directors and executive officers of Solstice and Element Solutions and other persons who may be deemed to be participants in the solicitation of stockholders of Solstice and Element Solutions in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus, which will be filed with the SEC.

Information about Solstice’s directors and executive officers and their ownership of Solstice’s common stock is set forth in Solstice’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 2, 2026 under the headings “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Stock Ownership Analysis.” To the extent that holdings of Solstice’s securities have changed since the amounts printed in Solstice’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Information about Element Solutions’ directors and executive officers and their ownership of Element Solutions’ common stock is set forth in Element Solutions’ proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 23, 2026 under the headings “Director Compensation,” “Executive Compensation” and “Security Ownership.” To the extent that holdings of Element Solutions’ securities have changed since the amounts printed in Element Solutions’ proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

The information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and/or offered pursuant to an exemption from the registration requirements of the Securities Act, and otherwise in accordance with applicable law.

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions, except per share amounts)	2026	2025	2026	2025
Net sales	$977.9	$625.2	$1,817.9	$1,218.9
Cost of sales	643.9	358.8	1,161.2	702.0
Gross profit	334.0	266.4	656.7	516.9
Operating expenses:
Selling, technical, general and administrative	200.8	155.9	391.9	313.1
Research and development	19.5	16.2	39.7	32.1
Total operating expenses	220.3	172.1	431.6	345.2
Operating profit	113.7	94.3	225.1	171.7
Other (expense) income:
Interest expense, net	(24.0)	(12.9)	(45.5)	(27.2)
Foreign exchange gains (losses)	6.7	(17.1)	5.8	(23.4)
Other income (expense), net	10.7	4.5	4.4	(8.6)
(Loss) gain on divestitures	—	(5.5)	—	66.6
Total other (expense) income	(6.6)	(31.0)	(35.3)	7.4
Income before income taxes and non-controlling interests	107.1	63.3	189.8	179.1
Income tax expense	(29.8)	(15.8)	(56.5)	(33.6)
Net income	77.3	47.5	133.3	145.5
Net income attributable to non-controlling interests	—	(0.1)	(0.1)	(0.1)
Net income attributable to common stockholders	$77.3	$47.4	$133.2	$145.4

Earnings per share
Basic	$0.32	$0.20	$0.55	$0.60
Diluted	$0.32	$0.20	$0.55	$0.60

Weighted average common shares outstanding
Basic	243.6	241.9	243.4	242.2
Diluted	243.9	242.2	243.8	242.6

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(dollars in millions)	2026	2025
Assets
Cash and cash equivalents	$189.6	$626.5
Accounts receivable, net of allowance for doubtful accounts of $10.0 and $9.4 at June 30, 2026 and December 31, 2025, respectively	711.0	517.7
Inventories	417.5	294.7
Prepaid expenses	45.1	28.3
Other current assets	159.6	115.3
Total current assets	1,522.8	1,582.5
Property, plant and equipment, net	408.8	319.6
Goodwill	2,537.4	2,241.9
Intangible assets, net	1,004.9	657.2
Deferred income tax assets	163.4	175.5
Other assets	146.9	124.7
Total assets	$5,784.2	$5,101.4
Liabilities and stockholders' equity
Accounts payable	$186.4	$165.5
Current installments of long-term debt and revolving credit facilities	62.9	—
Accrued expenses and other current liabilities	274.5	264.4
Total current liabilities	523.8	429.9
Debt	2,056.5	1,625.9
Pension and post-retirement benefits	20.7	22.3
Deferred income tax liabilities	94.9	93.1
Other liabilities	261.0	240.8
Total liabilities	2,956.9	2,412.0
Stockholders' equity
Common stock: 400.0 shares authorized (2026: 270.6 shares issued; 2025: 269.6 shares issued)	2.7	2.7
Additional paid-in capital	4,300.8	4,279.2
Treasury stock (2026: 26.9 shares; 2025: 26.9 shares)	(394.0)	(393.9)
Accumulated deficit	(811.2)	(904.6)
Accumulated other comprehensive loss	(285.6)	(308.9)
Total stockholders' equity	2,812.7	2,674.5
Non-controlling interests	14.6	14.9
Total equity	2,827.3	2,689.4
Total liabilities and stockholders' equity	$5,784.2	$5,101.4

ELEMENT SOLUTIONS INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
			June 30,
(dollars in millions)	June 30, 2026	March 31, 2026	2026	2025
Cash flows from operating activities:
Net income	$77.3	$56.0	$133.3	$145.5
Reconciliation of net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	44.7	42.5	87.2	75.4
Deferred income taxes	(1.0)	1.7	0.7	(7.1)
Foreign exchange (gains) losses	(9.1)	(0.3)	(9.4)	18.3
Incentive stock compensation	12.6	8.1	20.7	11.3
Gain on divestitures	—	—	—	(66.6)
EFC contingent consideration	3.4	5.9	9.3	—
Other, net	3.7	5.4	9.1	6.9
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(31.6)	(81.8)	(113.4)	(39.5)
Inventories	4.6	(93.2)	(88.6)	(25.4)
Accounts payable	6.9	11.3	18.2	18.3
Accrued expenses	5.5	7.0	12.5	(38.8)
Prepaid expenses and other current assets	(14.3)	(11.8)	(26.1)	(12.3)
Other assets and liabilities	(3.1)	(17.4)	(20.5)	12.6
Net cash flows provided by (used in) operating activities	99.6	(66.6)	33.0	98.6
Cash flows from investing activities:
Capital expenditures	(27.9)	(25.1)	(53.0)	(28.7)
Proceeds from disposal of property, plant and equipment	—	—	—	0.7
Proceeds from divestitures (net of cash of $2.5 million)	—	—	—	325.5
Acquisitions, net of cash acquired	(1.6)	(864.2)	(865.8)	—
Other, net	0.1	—	0.1	25.6
Net cash flows (used in) provided by investing activities	(29.4)	(889.3)	(918.7)	323.1
Cash flows from financing activities:
Debt proceeds, net of discount	—	449.4	449.4	—
Repayments of borrowings	(3.2)	—	(3.2)	(202.6)
Changes in lines of credit, net	(35.0)	85.0	50.0	—
Repurchases of common stock	—	—	—	(19.4)
Dividends	(19.6)	(20.2)	(39.8)	(39.1)
Payment of financing fees	—	(6.1)	(6.1)	—
Other, net	0.4	(0.3)	0.1	(4.9)
Net cash flows (used in) provided by financing activities	(57.4)	507.8	450.4	(266.0)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(1.1)	(1.6)	14.8
Net increase (decrease) in cash and cash equivalents	12.3	(449.2)	(436.9)	170.5
Cash and cash equivalents at beginning of period	177.3	626.5	626.5	359.4
Cash and cash equivalents at end of period	$189.6	$177.3	$189.6	$529.9

ELEMENT SOLUTIONS INC
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. SUMMARY RESULTS
	Three Months Ended June 30,					Six Months Ended June 30,
(dollars in millions)	2026	2025	Reported	Constant Currency	Organic	2026	2025	Reported	Constant Currency	Organic
Net Sales
Electronics	$767.0	$439.4	75%	74%	20%	$1,400.5	$833.7	68%	66%	17%
Specialties	210.9	185.8	14%	12%	3%	417.4	385.2	8%	5%	2%
Total	$977.9	$625.2	56%	55%	15%	$1,817.9	$1,218.9	49%	46%	13%

Net Income
Total	$77.3	$47.5	63%			$133.3	$145.5	(8)%

Adjusted EBITDA
Electronics	$141.5	$96.5	47%	44%		$260.6	$185.4	41%	37%
Specialties	42.0	39.5	7%	4%		85.2	79.0	8%	4%
Total	$183.5	$136.0	35%	33%		$345.8	$264.4	31%	27%

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Net Sales ex-Metals
Electronics	$767.0	$439.4	75%	$1,400.5	$833.7	68%
Pass-through Metals	317.4	113.4	180%	573.1	214.7	167%
Electronics ex-Metals	$449.6	$326.0	38%	$827.4	$619.0	34%

Total Net Sales	$977.9	$625.2	56%	$1,817.9	$1,218.9	49%
Pass-through Metals	317.4	113.4	180%	573.1	214.7	167%
Net Sales ex-Metals	$660.5	$511.8	29%	$1,244.8	$1,004.2	24%

Net Income Margin
Total	7.9%	7.6%	30bps	7.3%	11.9%	(460)bps

Adjusted EBITDA Margin
Electronics	31.5%	29.6%	190bps	31.5%	29.9%	160bps
Specialties	19.9%	21.2%	(130)bps	20.4%	20.5%	(10)bps
Total	27.8%	26.6%	120bps	27.8%	26.3%	150bps

II. CAPITAL STRUCTURE
(dollars in millions)		Maturity	Interest Rate	June 30,
				2026
Instrument
Corporate Revolver		2/2/2031	SOFR plus 1.50%	$50.0
Term Loans	(1)	12/18/2030	SOFR plus 1.75%	1,283.0
Total First Lien Debt				1,333.0
Senior Notes due 2028		9/1/2028	3.875%	800.0
Total Debt				2,133.0
Cash Balance				189.6
Net Debt				$1,943.4
Adjusted Shares Outstanding	(2)			247.2
Market Capitalization	(3)			$11,803.8
Total Capitalization				$13,747.2
(1) Element Solutions swapped its floating term loan rate to a fixed rate for a portion of its outstanding term loans through the use of interest rate swaps and cross-currency swaps which mature in December 2028 or December 2029, as applicable. At June 30, 2026, approximately 93% of the Company's debt was fixed.
(2) See "Adjusted Common Shares Outstanding at June 30, 2026 and 2025" following the footnotes under the "Adjusted Earnings Per Share (EPS)" reconciliation table below.
(3) Based on the closing price of the shares of Element Solutions of $47.75 at June 30, 2026.

III. SELECTED FINANCIAL DATA
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2026	2025	2026	2025
Interest expense	$25.3	$17.4	$48.3	$36.0
Interest paid	16.0	8.8	45.1	34.2
Income tax expense	29.8	15.8	56.5	33.6
Income taxes paid	32.9	26.5	44.9	54.8
Capital expenditures	27.9	17.7	53.0	28.7
Proceeds from disposal of property, plant and equipment	—	0.6	—	0.7
Non-GAAP Measures
To supplement its financial measures prepared in accordance with GAAP, Element Solutions presents in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA growth, adjusted EBITDA margin, adjusted EPS, adjusted common shares outstanding, free cash flow, organic net sales growth, third quarter and full year 2026 guidance for adjusted EBITDA, and full year 2026 adjusted EPS growth expectations. The Company also evaluates and presents its results of operations on a constant currency basis.
Management internally reviews these non-GAAP measures to evaluate performance and liquidity on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  The Company also believes that investors find this information helpful in understanding the ongoing performance of its operations as well as their ability to generate cash separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or that are considered to be associated with its capital structure.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Element Solutions reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the definitions and reconciliations of these non-GAAP financial measures to their most comparable

GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company's businesses.
The Company provides third quarter and full year 2026 guidance for adjusted EBITDA and full year 2026 adjusted EPS growth expectations on a non-GAAP basis only. Reconciliations of such forward-looking non-GAAP measures to GAAP are excluded in reliance upon the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K due to the inherent difficulty in forecasting and quantifying, without unreasonable efforts, certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, impairments, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in its reconciliations of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting results to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollars. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollars using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the estimated impact of foreign currency translation.
Organic Net Sales Growth:
Organic net sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass-through pricing of certain metals and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable net sales over differing periods on a consistent basis.
The following table reconciles GAAP net sales growth to organic net sales growth for the three and six months ended June 30, 2026:

	Three Months Ended June 30, 2026
	Reported Net Sales Growth	Impact of Currency	Change in Pass-Through Metals Pricing	Acquisitions	Organic Net Sales Growth
Electronics	75%	(1)%	(24)%	(29)%	20%
Specialties	14%	(2)%	—%	(9)%	3%
Total	56%	(1)%	(17)%	(23)%	15%

	Six Months Ended June 30, 2026
	Reported Net Sales Growth	Impact of Currency	Change in Pass-Through Metals Pricing	Acquisitions & Divestitures	Organic Net Sales Growth
Electronics	68%	(2)%	(25)%	(23)%	17%
Specialties	8%	(3)%	—%	(3)%	2%
Total	49%	(3)%	(17)%	(17)%	13%
NOTE: Totals may not sum due to rounding.
For the three months ended June 30, 2026, Electronics' consolidated results were positively impacted by $107 million of pass-through metals pricing and $129 million of acquisitions and Specialties' consolidated results were positively impacted by $16.1 million of acquisitions. For the six months ended June 30, 2026, Electronics' consolidated results were positively impacted by $209 million of pass-through metals pricing and $193 million of acquisitions and Specialties' consolidated results were positively impacted by $10.5 million of acquisitions net of divestitures.

Adjusted Earnings Per Share (EPS):
Adjusted EPS is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted EPS facilitates operating performance comparisons on a period-to-period basis. Adjusted EPS is defined as net income adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions, as well as the incremental depreciation associated with facility closures.
Further, the Company adjusts its effective tax rate to 20%, as described in footnote (10) under the reconciliation table below. This effective tax rate, which reflects the Company’s estimated long-term expectations for taxes to be paid on its adjusted non-GAAP earnings, is consistent with how management evaluates the Company’s financial performance. The Company also believes that providing a fixed rate facilitates comparisons of business performance from period to period. This non-GAAP effective tax rate is lower than the average of the statutory tax rates applicable to the Company’s jurisdictional mix of earnings, primarily because it reflects tax benefits derived from U.S. tax attribute carryforwards, which consist of operating losses and tax credits.
The resulting adjusted net income is then divided by the Company's adjusted common shares outstanding. Adjusted common shares outstanding represent the shares outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter for the year-to-date period, plus the shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable).
The following table reconciles GAAP "Net income" to "Adjusted net income" and presents the number of adjusted common shares outstanding used in calculating adjusted EPS for each period presented below:

		Three Months Ended		Six Months Ended
		June 30,		June 30,
(dollars in millions, except per share amounts)		2026	2025	2026	2025
Net income		$77.3	$47.5	$133.3	$145.5
Net income attributable to non-controlling interests		—	(0.1)	(0.1)	(0.1)
Reversal of amortization expense	(1)	29.5	28.5	57.5	55.7
Adjustment to reverse incremental depreciation expense from acquisitions and facility closures	(1)	1.0	0.3	2.0	0.6
Inventory step-up	(1)	2.0	—	5.4	—
Restructuring expense	(2)	2.3	2.1	4.1	3.2
Acquisition, integration and transaction expenses	(3)	10.6	3.3	30.7	11.6
Foreign exchange (gains) losses on intercompany loans	(4)	(7.9)	10.6	(7.0)	16.6
Loss (gain) on divestitures	(5)	—	5.5	—	(66.6)
Unrealized (gains) losses on metals derivative contracts	(6)	(8.0)	(3.9)	(29.7)	6.9
Debt financing costs	(7)	—	—	—	1.8
Change in fair value of EFC contingent consideration	(8)	3.4	—	9.3	—
Other, net	(9)	5.3	4.0	10.5	9.2
Tax effect of pre-tax non-GAAP adjustments	(10)	(7.6)	(10.1)	(16.6)	(7.8)
Adjustment to estimated effective tax rate	(10)	8.3	3.1	18.6	(2.3)
Adjusted net income		$116.2	$90.8	$218.0	$174.3

Adjusted earnings per share	(11)	$0.47	$0.37	$0.88	$0.71

Adjusted common shares outstanding	(11)	247.2	244.0	247.2	244.5
(1) The Company eliminates the amortization expense associated with intangible assets, incremental depreciation associated with the step-up of fixed assets and incremental cost of sales associated with the step-up of inventories recognized in purchase accounting for acquisitions, as well as the incremental depreciation associated with facility closures. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance its product portfolio.
(2) The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(3) The Company adjusts for costs associated with acquisition, integration and transaction activity, including costs of obtaining related financing, legal and accounting fees and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.
(4)     The Company adjusts for foreign exchange gains and losses on intercompany loans because it expects the period-to-period movement of the applicable currencies to offset on a long-term basis and because these gains and losses are not fully realized due to their long-term nature. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.
(5)     The Company adjusts for the gain on the sale of its MacDermid Graphics Solutions business and the loss on other immaterial divestiture activity because it believes they are not reflective of ongoing operations.
(6)     The Company adjusts for unrealized gains/losses on metals derivative contracts as it believes it provides a more meaningful comparison of its performance between periods.
(7)     The Company adjusts for costs related to the partial prepayment of its term loans B-3 because it believes these costs are not reflective of ongoing operations.
(8)    The Company adjusts for changes in the fair value of contingent consideration related to the acquisition of EFC Gases & Advanced Materials because it believes they are not reflective of ongoing operations.
(9)    The Company's adjustments primarily consist of highly inflationary accounting losses for its operations in Turkey of $1.2 million and $1.3 million for the three months ended June 30, 2026 and 2025, respectively, $2.1 million and $2.9 million for the six months ended June 30, 2026 and 2025, respectively, as well as certain professional consulting fees. The Company adjusts for highly inflationary accounting impacts for its operations in Turkey as it believes it provides a more meaningful comparison of its performance between periods. The Company adjusts for certain professional consulting fees because it believes they are not reflective of ongoing operations.
(10) The Company uses a non-GAAP effective tax rate of 20%. This rate, which reflects the Company's estimated long-term expectations for taxes to be paid on its adjusted non-GAAP earnings, is consistent with how management evaluates the Company's financial performance. The Company also believes that providing a fixed rate facilitates comparisons of business performance from period to period. This non-GAAP effective tax rate is lower than the average of the statutory tax rates applicable to the Company's jurisdictional mix of earnings, primarily because it reflects tax benefits derived from U.S. tax attribute carryforwards, which consist of operating losses and tax credits. These economic benefits are expected to recur through 2028. Without taking into account these benefits derived from its U.S. tax attribute carryforwards and other similar adjustments, the Company's non-GAAP effective tax rate would have been 25.8% which would have resulted in a $0.06 reduction in Adjusted EPS for the six months ended June 30, 2026.
(11) The Company defines "Adjusted common shares outstanding" as the number of shares of its common stock outstanding as of the balance sheet date for the quarter-to-date period and an average of each quarter end for the year-to-date period, plus the shares issuable upon exercise or vesting of all outstanding equity awards (assuming a performance achievement target level for equity awards with targets considered probable). The Company adjusts the number of its outstanding common shares for this calculation as it believes it provides a better understanding of its results of operations on a per share basis. See the table below for further information.
Adjusted Common Shares Outstanding at June 30, 2026 and 2025
The following table shows the Company's adjusted common shares outstanding at each period presented:

	June 30,		Year-to-Date Average
			June 30,
(amounts in millions)	2026	2025	2026	2025
Basic common shares outstanding	243.7	241.6	243.7	242.1
Number of shares issuable upon vesting of granted Equity Awards	3.5	2.4	3.5	2.4
Adjusted common shares outstanding	247.2	244.0	247.2	244.5
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items included in GAAP earnings which the Company believes are not representative or indicative of its ongoing business or are considered to be associated with its capital structure, as described in the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales excluding the value of certain pass-through metals in the Electronics segment. Adjusted EBITDA margin excludes the impact of certain pass-through metals in the Electronics segment as we believe the fluctuations in these metal prices do not reflect underlying operating results. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of the Company's business and facilitate comparisons of its profitability to prior and future periods.

The following table reconciles GAAP "Net income" to "Adjusted EBITDA" for each of the periods presented:

		Three Months Ended		Six Months Ended
		June 30,		June 30,
(dollars in millions)		2026	2025	2026	2025
Net income		$77.3	$47.5	$133.3	$145.5
Add (subtract):
Income tax expense		29.8	15.8	56.5	33.6
Interest expense, net		24.0	12.9	45.5	27.2
Depreciation expense		15.2	9.7	29.7	19.7
Amortization expense		29.5	28.5	57.5	55.7
EBITDA		175.8	114.4	322.5	281.7
Adjustments to reconcile to Adjusted EBITDA:
Inventory step-up	(1)	2.0	—	5.4	—
Restructuring expense	(2)	2.3	2.1	4.1	3.2
Acquisition, integration and transaction expenses	(3)	10.6	3.3	30.7	11.6
Foreign exchange (gains) losses on intercompany loans	(4)	(7.9)	10.6	(7.0)	16.6
Loss (gain) on divestitures	(5)	—	5.5	—	(66.6)
Unrealized (gains) losses on metals derivative contracts	(6)	(8.0)	(3.9)	(29.7)	6.9
Debt financing costs	(7)	—	—	—	1.8
Change in fair value of EFC contingent consideration	(8)	3.4	—	9.3	—
Other, net	(9)	5.3	4.0	10.5	9.2
Adjusted EBITDA		183.5	136.0	345.8	264.4
Micromax Adjusted EBITDA				7.2	—
MacDermid Graphics Solutions Adjusted EBITDA				—	5.3
Adjusted EBITDA excluding the impact of acquisitions and divestitures (10)				$353.0	$259.1
(10) Assumes that the Micromax Acquisition had closed on January 1, 2026 and the MacDermid Graphics Solutions transaction had closed on January 1, 2025.
NOTE: For the remaining footnote descriptions, please refer to the footnotes located under the "Adjusted Earnings Per Share (EPS)" reconciliation table above.
Free Cash Flow:
Free cash flow for the three and six months ended June 30, 2026 and 2025 is defined as net cash flows from operating activities less capital expenditures, plus (1) proceeds from the disposal of property, plant and equipment, (2) professional fees, non-recurring expenses and taxes paid in association with acquisitions and divestitures and (3) non-recurring payments associated with a multi-year tax settlement in the first quarter of 2025. Management believes that this non-GAAP metric, which measures the Company’s ability to generate cash from its business operations, is an important financial measure for evaluating the Company's liquidity. Free cash flow should be considered as an additional measure of liquidity to, rather than as a substitute for, net cash provided by operating activities.

The following table reconciles "Cash flows from operating activities" to "Free cash flow" for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in millions)	2026	2025	2026	2025
Cash flows from operating activities	$99.6	$72.6	$33.0	$98.6
Capital expenditures	(27.9)	(17.7)	(53.0)	(28.7)
Proceeds from disposal of property, plant and equipment	—	0.6	—	0.7
Adjustments	2.0	3.3	19.5	18.3
Free cash flow	$73.7	$58.8	$(0.5)	$88.9

Investor Relations Contact:	Media Contact:
Varun Gokarn Vice President, Strategy and Integration Element Solutions Inc 1-203-952-0369 IR@elementsolutionsinc.com	Scott Bisang / Ed Hammond / Tali Epstein Collected Strategies 1-212-379-2072 esi@collectedstrategies.com